Exhibit 99.1

News Release

Ameriprise Financial Reports Fourth Quarter

and Full Year 2005 Results

Fourth quarter income before discontinued operations per diluted share was $0.44

Adjusted earnings per diluted share for the quarter were $0.77

MINNEAPOLIS – January 26, 2006 – Ameriprise Financial, Inc. (NYSE: AMP) today reported income before discontinued operations of $111 million for the fourth quarter ended December 31, 2005 versus $226 million for the year-ago quarter. The decline was primarily the result of $82 million in after-tax non-recurring separation costs and the inclusion of $24 million of AMEX Assurance after-tax earnings in the 2004 period.

Adjusted earnings – net income excluding discontinued operations, AMEX Assurance and non-recurring separation costs – decreased 4 percent to $193 million in the fourth quarter of 2005 compared to the fourth quarter of 2004, due to a lower income tax provision in the fourth quarter of 2004. Pre-tax adjusted earnings grew 13 percent for the same period.

Income before discontinued operations per diluted share for the fourth quarter of 2005 was $0.44. Adjusted earnings per diluted share for the fourth quarter of 2005 were $0.77.

Revenues grew 1 percent to $1.9 billion in the fourth quarter of 2005 from $1.8 billion in the same period of 2004. Adjusted revenues – revenues excluding AMEX Assurance – grew 5 percent, predominantly driven by 7 percent growth in management, financial advice and service fees and 12 percent growth in premiums.

Return on equity before discontinued operations for the 12 months ended December 31, 2005 was 8.0 percent. Adjusted return on equity was 10.2 percent.

“2005 was a historic year for Ameriprise Financial, as we successfully executed one of the largest spin-offs in financial services history, while also driving solid business results,” said Jim Cracchiolo, chairman and chief executive officer.

“I am pleased with our results. We’re continuing to see positive momentum as we manage the transition from American Express. During the fourth quarter, we grew our important mass affluent client base, drove higher advisor productivity, increased our financial planning penetration, substantially improved our brand awareness and delivered strong one-year investment performance in RiverSource equity mutual funds we manage.”

Fourth Quarter 2005 Key Business Highlights:

•                  Adjusted revenues were up 5 percent. Adjusted earnings fell 4 percent, but adjusted pre-tax income rose 13 percent. Adjusted return on equity was 10.2 percent.

•                  The Company’s important mass affluent client base increased 6 percent from the year-ago period. Total clients increased 1 percent to 2.8 million over the same period.

•                  Clients with a financial plan increased to 44 percent, up from 42 percent in the year-ago period and 43 percent in the previous quarter.

•                  Per advisor Gross Dealer Concession increased 9 percent from the fourth quarter of 2004, reflecting strong advisor productivity.

•                  Total advisors grew to 12,397 from 12,188 at September 30, 2005. The branded advisor force grew to 10,617, an increase of 137 advisors from September 30, 2005. The year-over-year total number of advisors was up marginally, with branded advisors down 1 percent, primarily reflecting the impact of the spin-off.

•                  At December 31, 2005, owned, managed and administered assets increased 5 percent from December 31, 2004 to more than $428.1 billion. Overall corporate asset flows were positive during the fourth quarter of 2005.

•                  Owned assets increased $0.7 billion in the fourth quarter, primarily the result of strong flows into separate accounts, partially offset by the impact of interest rate increases on unrealized securities gains.

•                  Managed assets increased $3.9 billion in the quarter, driven by strong inflows into wrap and brokerage managed accounts, RiverSource institutional accounts and Threadneedle mutual funds, primarily offset by outflows in RiverSource mutual funds and Threadneedle institutional accounts.

•                  Administered assets increased $2.9 billion in the quarter, driven by strong flows into brokerage accounts and Ameriprise Retirement Services.

•                  Variable annuity sales grew 44 percent to $1.8 billion in the fourth quarter of 2005 with strong growth in both branded advisor and third party sales.

•                  Ameriprise Auto & Home Insurance reported earned premium growth of 15 percent to $129 million in the fourth quarter of 2005 and earlier this month announced the five-year renewal of its alliance with Costco.

•                  69 percent of RiverSource equity mutual funds that are actively managed by RiverSource Investments were above the median of their respective Lipper peer groups for one-year performance as of December 31, 2005. 50 percent of RiverSource fixed income mutual funds were above the median of their respective Lipper peer groups for the same time period.

•                  76 percent of mutual funds that are actively managed by Threadneedle Investments were above benchmark of their respective indices for one-year performance as of December 31, 2005.

Please refer to Exhibit A of the Ameriprise Financial Quarterly Statistical Supplement as of December 31, 2005 available on www.ameriprise.com for individual RiverSource Funds investment performance and important disclosures.

Management believes that the presentation of “adjusted” financial measures best reflects the underlying performance of the Company’s ongoing operations. The adjusted financial measures exclude the cumulative effect of accounting change, discontinued operations, AMEX Assurance and non-recurring separation costs. This presentation aligns with the pro forma financials contained in the Company’s Form 10, which was filed August 19, 2005 with the Securities and Exchange Commission (SEC) and is consistent with the Company’s presentation of third quarter 2005 adjusted financial results.

Ameriprise Financial, Inc.

4Q05 Summary

(Unaudited)

	Dollars in millions			Per Diluted Share Data
	4Q05	4Q04	%chg	4Q05	4Q04	%chg
Net income	$111	$235	(53)%	$0.44	$0.95	(54)%
Less: Income from discontinued operations	—	9	#	—	0.03	#
Income before discontinued operations	111	226	(51)%	0.44	0.92	(52)%
Less: Income attributable to AMEX Assurance, after-tax	—	24	#	—	0.10	#
Add: Separation costs, after-tax	82	—	—	0.33	—	—

Adjusted earnings, after-tax	$193	$202	(4)%	$0.77	$0.82	(6)%

# Variance of 100% or greater.

Percentage changes are calculated using amounts in thousands.

Included in both net income and adjusted earnings for the fourth quarter of 2005 was $3 million in after-tax realized net investment gains and increased tax benefits related to dividend received deductions. Included in fourth quarter 2004 was $5 million in after-tax realized net investment gains and a $33 million favorable adjustment to the current taxes payable account.

Consolidated Ameriprise Financial, Inc.

Income Statements Reconciled to Adjusted Earnings

	Reported Income for Quarters Ended December31,		Percent	AMEX Assurance Quarters Ended December 31,		Adjusted Earnings for Quarters Ended December 31,		Percent
(Dollars in millions, unaudited)	2005	2004	Inc(Dec)	2005	2004	2005	2004	Inc(Dec)

Revenues
Management, financial advice and service fees	$651	$606	7%	$—	$1	$651	$605	7%
Distribution fees	277	267	4%	—	—	277	267	4%
Net investment income	574	571	1%	—	3	574	568	1%
Premiums	228	264	(13)%	—	59	228	205	12%
Other revenues	139	135	3%	—	(1)	139	136	2%
Total revenues	1,869	1,843	1%	—	62	1,869	1,781	5%
Expenses
Compensation and benefits:
Field	374	340	10%	—	1	374	339	10%
Non-field	281	258	8%	—	—	281	258	8%
Total compensation and benefits	655	598	9%	—	1	655	597	9%
Interest credited to account values	334	342	(2)%	—	—	334	342	(2)%
Benefits, claims, losses and settlement expenses	234	223	5%	—	9	234	214	10%
Amortization of deferred acquisition costs	112	125	(9)%	—	9	112	116	(3)%
Interest and debt expense	21	15	36%	—	—	21	15	36%
Other expense	261	280	(6)%	—	7	261	273	(4)%
Total expenses before separation costs	1,617	1,583	2%	—	26	1,617	1,557	4%
Income before income tax provision, separation costs and discontinued operations	252	260	(3)%	—	36	252	224	13%
Income tax provision before tax benefit attributable to separation costs	59	34	74%	—	12	59	22	#
Income before separation costs and discontinued operations	193	226	(14)%	—	24	193	202	(4)%
Separation costs, after-tax*	82	—	—	—	—	82	—	—
Income before discontinued operations	111	226	(51)%	—	24	111	202	(45)%
Discontinued operations, net of tax	—	9	#	—	—	—	9	#
Net income	$111	$235	(53)%	$—	$24	$111	$211	(47)%

Weighted average common shares outstanding (in millions):
Basic	249.9	246.2	2%
Diluted	250.3	246.2	2%

#                 Variance of 100% or greater.

*                 For this Non-GAAP presentation of separation costs, after-tax is calculated using the statutory tax rate of 35%, adjusted in 4Q 2005 for permanent differences.

Percentage changes are calculated using amounts in thousands.

Fourth Quarter 2005 Consolidated Results

Consolidated revenues rose 1 percent and adjusted revenues rose 5 percent to $1.9 billion for the fourth quarter of 2005. This compares to consolidated revenues and adjusted revenues of $1.8 billion in the fourth quarter of 2004.

•                  Management, financial advice and service fees grew 7 percent to $651 million from the year-ago quarter, as a result of higher asset values, which drove higher wrap account fees, RiverSource separate account fees and Threadneedle fees. These were partially offset by the impact of lower RiverSource mutual fund assets, primarily as a result of net outflows.

•                  Distribution fees grew 4 percent to $277 million, primarily as a result of strong flows into wrap accounts. The increase was partially offset by declines in fees from Real Estate Investment Trust products and lower distribution fees on RiverSource mutual fund sales.

•                  Net investment income grew 1 percent to $574 million, driven by an increase in invested assets. Results reflect a decline of $19 million due to the impact of lower appreciation in 2005 versus 2004 in the S&P 500 on the value of options hedging outstanding stock market certificates and equity indexed annuities, which was offset in the interest credited to the related accounts, as well as a market-driven decline of $9 million related to the Company’s investment in hedge funds.

•                  Premiums declined 13 percent to $228 million due to the impact of AMEX Assurance. Adjusted premiums increased 12 percent, driven by increases in auto and home insurance sales, most notably from the Costco alliance, and growth in term life and disability insurance premiums.

Consolidated expenses totaled $1.7 billion for the three months ended December 31, 2005, up 10 percent from the three months ended December 31, 2004. This increase includes $125 million in non-recurring separation costs. Adjusted expenses, excluding separation costs and expenses associated with AMEX Assurance, were $1.6 billion, up 4 percent from a year ago.

•                  Compensation and benefits – field increased 10 percent to $374 million due to higher commissions paid, driven by strong sales activity and higher wrap account assets.

•                  Compensation and benefits – non-field increased 8 percent to $281 million, primarily due to increased management incentives, as well as salary and benefit expense increases.

•                  Interest credited to account values decreased 2 percent to $334 million, primarily due to declines in fixed annuity account balances and the impact of lower appreciation in 2005 versus 2004 in the S&P 500 on the interest credited to stock market certificates. These declines are the result of the strategic initiatives to deemphasize these products.

•                  Benefits, claims, losses and settlement expenses increased 5 percent to $234 million. Adjusted, these expenses increased 10 percent due to higher average auto and home insurance policies in force.

•                  Amortization of Deferred Acquisition Costs (DAC) declined 9 percent to $112 million. On an adjusted basis, amortization of DAC declined 3 percent due to a decline in amortization related to RiverSource mutual funds.

•                  Interest and debt expense increased 36 percent to $21 million reflecting the replacement of debt, a substantial portion of which bore lower, variable interest rates, with $1.5 billion of five- and ten-year fixed-rate senior notes.

•                  Other expenses decreased 6 percent to $261 million. Adjusted other expenses declined 4 percent due to expense management initiatives and lower legal costs, partially offset by higher professional service fees and occupancy and equipment costs.

•                  Separation costs incurred during the quarter of $125 million pre-tax ($82 million after-tax) were primarily related to advisor retention program costs, technology costs and costs associated with establishing the Ameriprise Financial brand. To date, these separation costs have totaled $293 million pre-tax ($191 million after-tax).

As part of the Company’s efforts to improve its transparency, the product revenue mapping process was automated within the Company’s segment reporting structure. Excluding the effects of automating this process, the Asset Accumulation and Income segment would have reported fourth quarter 2005 pre-tax income of $176 million, $13 million higher than reported, and the Corporate and Other and Eliminations segment would have reported fourth quarter 2005 pre-tax income of $20 million, $13 million lower than reported. This process change had no effect on fourth quarter 2005 consolidated or full year 2005 results.

Ameriprise Financial, Inc.

Full Year Summary

(Unaudited)

	Dollars in millions			Per Diluted Share Data
	2005	2004	%chg	2005	2004	%chg
Net income	$574	$794	(28)%	$2.32	$3.22	(28)%
Less: Income from discontinued operations	16	40	(60)%	0.06	0.16	(63)%
Less: Cumulative effect of accounting change	—	(71)	#	—	(0.29)	#
Income before discontinued operations and accounting change	558	825	(32)%	2.26	3.35	(33)%
Less: Income attributable to AMEX Assurance, after-tax	56	102	(45)%	0.23	0.42	(46)%
Add: Separation costs, after-tax	191	—	—	0.77	—	—

Adjusted earnings, after-tax	$693	$723	(4)%	$2.80	$2.93	(4)%

# Variance of 100% or greater.

Percentage changes are calculated using amounts in thousands.

Full Year 2005 Consolidated Results

Income before discontinued operations and accounting change of $558 million for 2005 declined 32 percent from $825 million in 2004. Adjusted earnings decreased 4 percent, to $693 million in 2005 from $723 million in 2004. 2005 net income reflects $191 million in after-tax, non-recurring separation costs and a decline in net income of $46 million related to AMEX Assurance. 2005 net income and adjusted earnings were also negatively impacted by $140 million pre-tax ($105 million after-tax) of previously announced legal and regulatory costs and higher expenses associated with being a stand-alone entity. Income before discontinued operations per diluted share for 2005 was $2.26. Adjusted earnings per diluted share for 2005 were $2.80.

Consolidated revenues grew 7 percent to $7.5 billion in 2005 from $7.0 billion in 2004. Adjusted revenues grew 9 percent, predominantly driven by 15 percent growth in management, financial advice and service fees and 10 percent growth in premiums.

Consolidated expenses grew 14 percent to $6.7 billion compared to $5.9 billion in 2004. This increase includes $293 million in non-recurring separation costs. Adjusted expenses were $6.4 billion, up 10 percent from 2004, primarily reflecting business growth. Expenses also include previously disclosed higher legal and regulatory costs and higher expenses associated with being a stand-alone entity.

Balance Sheet and Capital

Year-end 2005 shareholders’ equity was $7.7 billion, up $1 billion or 16 percent from year-end 2004. The change reflects the capital contribution from American Express of $1.1 billion and a decline in accumulated other comprehensive income of $469 million, primarily driven by the impact of interest rate increases on unrealized securities gains and losses. Year-end book value per share was $31.01. The year-end debt/capital ratio was 16.7 percent, down from 19.7 percent at year-end 2004.

The Company maintains substantial liquidity, with $2.5 billion in cash and cash equivalents at year-end 2005. Fixed charge coverage for 2005 remained strong at 8.1 times. The Company’s investment portfolio quality remains high, with 51 percent of fixed income securities rated double-A or higher, up from 45 percent at year-end 2004, and below investment grade bonds at 7 percent, down from 8 percent at year-end 2004.

On November 23, 2005, the Company issued $1.5 billion of senior unsecured debt. The debt replaced bridge loan financing and provided capital for other corporate purposes. The bridge loan had replaced an inter-company loan from American Express. The coupon interest rates on the new debt are 5.35 percent on $800 million of five-year notes and 5.65 percent on $700 million of 10-year notes.

Asset Accumulation and Income Segment

Income Statements

(Dollars in millions, unaudited)

	Quarters Ended December 31,		Percent
	2005	2004	Inc/(Dec)
Revenues
Management, financial advice and service fees	$540	$532	1%
Distribution fees	185	198	(7)%
Net investment income	499	496	1%
Other revenues	14	17	(22)%
Total revenues	1,238	1,243	—
Expenses
Compensation and benefits - field	250	234	7%
Interest credited to account values	292	303	(3)%
Benefits, claims, losses and settlement expenses	12	16	(24)%
Amortization of deferred acquisition costs	67	82	(18)%
Interest and debt expense	19	12	72%
Other expense	435	440	(1)%
Total expenses	1,075	1,087	(1)%
Income before income tax provision and discontinued operations	$163	$156	3%

Percentage changes are calculated using amounts in thousands.

Asset Accumulation and Income Segment – Fourth Quarter 2005 Results

Income before income tax provision and discontinued operations was $163 million for the fourth quarter, up 3 percent from $156 million in the fourth quarter of 2004. The Asset Accumulation and Income segment was not impacted by the results of AMEX Assurance.

Pre-tax return on allocated equity for continuing operations was 17.7 percent at December 31, 2005, down 60 basis points from the year-ago period.

Total revenues of $1.2 billion were essentially flat compared to the year-ago quarter.

•                  Management, financial advice and service fees grew 1 percent to $540 million, driven by strong net inflows into wrap accounts and variable annuities, and Threadneedle. The increase was partially offset by RiverSource mutual fund outflows and loss of institutional assets attributable to the impact of closing its San Diego investment office, the transfer of its fund of hedge funds business to American Express and the liquidation of certain hedge funds.

•                  Distribution fees fell 7 percent to $185 million, primarily due to declines in fees from Real Estate Investment Trust products and lower distribution fees on RiverSource mutual funds, partially offset by an increase in fees from retail brokerage activity.

•                  Net investment income grew 1 percent to $499 million, driven by an increase in invested assets and pre-tax net realized investment gains of $6 million. Results also reflect a decline of $19 million due to the impact of lower appreciation in 2005 versus 2004 in the S&P 500 on the value of options hedging outstanding stock market certificates and equity indexed annuities, which was offset in the interest credited to the related accounts, as well as a market-driven decline of $7 million related to the Company’s investment in hedge funds.

Total expenses of $1.1 billion fell 1 percent from the year-ago quarter.

•                  Compensation and benefits – field rose 7 percent to $250 million reflecting higher commissions paid driven by strong sales activity and higher wrap account assets.

•                  Interest credited to account values decreased 3 percent to $292 million due to slightly lower crediting rates and lower average asset values in fixed annuity products.

•                  Amortization of DAC declined 18 percent to $67 million, primarily reflecting lower DAC balances and lower amortization related to RiverSource mutual funds.

Asset management product revenues decreased 5 percent compared to the year-ago quarter, primarily driven by RiverSource mutual fund outflows. At December 31, 2005, managed assets grew 2 percent as compared to December 31, 2004. Retail managed assets continued to be affected by negative flows in RiverSource mutual funds, offset by positive net flows in Threadneedle mutual funds and wrap accounts.

Variable annuity product revenues grew 4 percent compared to the year-ago quarter. Strong growth in management fees were driven by net inflows of $850 million in the quarter ended December 31, 2005. Variable annuity sales rose 44 percent versus fourth quarter 2004. Strong growth in fees was substantially offset by declines in net investment income.

Fixed annuity product revenues increased slightly compared to the year-ago quarter.

Certificate product revenues decreased 7 percent, primarily due to lower invested assets as well as the impact of lower appreciation in 2005 versus 2004 in the S&P 500 on the value of options hedging outstanding stock market certificates.

Brokerage, banking and other product revenues increased 5 percent compared to the year-ago quarter, due to strong growth in wrap account assets, partially offset by lower distribution fees from Real Estate Investment Trust products.

Protection Segment

Income Statements Reconciled to Adjusted Earnings

(Dollars in millions, unaudited)

	Reported Income for Quarters Ended December 31,		Percent	AMEX Assurance Quarters Ended December 31,		Adjusted Earnings for Quarters Ended December 31,		Percent
	2005	2004	Inc/(Dec)	2005	2004	2005	2004	Inc/(Dec)
Revenues
Management, financial advice and service fees	$21	$19	14%	$—	$1	$21	$18	19%
Distribution fees	26	27	—	—	—	26	27	—
Net investment income	81	82	(2)%	—	3	81	79	2%
Premiums	235	264	(11)%	—	59	235	205	15%
Other revenues	102	103	(1)%	—	(1)	102	104	(2)%
Total revenues	465	495	(6)%	—	62	465	433	8%
Expenses
Compensation and benefits - field	24	24	2%	—	1	24	23	5%
Interest credited to account values	42	39	9%	—	—	42	39	9%
Benefits, claims, losses and settlement expenses	222	207	8%	—	9	222	198	13%
Amortization of deferred acquisition costs	47	43	9%	—	9	47	34	36%
Interest and debt expense	5	7	(29)%	—	—	5	7	(29)%
Other expense	69	75	(11)%	—	7	69	68	—
Total expenses	409	395	3%	—	26	409	369	10%
Income before income tax provision	$56	$100	(42)%	$—	$36	$56	$64	(8)%

Percentages changes are calculated using amounts in thousands.

Protection Segment – Fourth Quarter 2005 Results

Income before income tax provision was $56 million for the fourth quarter of 2005, compared to $100 million for the fourth quarter of 2004. Adjusted segment earnings decreased 8 percent from $64 million in the 2004 quarter, primarily driven by an increase in benefits, claims, losses and settlement expenses.

Pre-tax return on allocated equity for continuing operations was 20.9 percent at December 31, 2005, down 440 basis points from 2004. This decline primarily reflects the impact of removing AMEX Assurance.

Total revenues of $465 million decreased 6 percent from the year-ago quarter. Adjusted segment revenues increased 8 percent.

•                  Net investment income decreased 2 percent to $81 million. Adjusted segment net investment income increased 2 percent.

•                  Premiums declined 11 percent to $235 million. Adjusted segment premiums increased 15 percent, primarily driven by solid growth in premiums from auto and home.

Total expenses of $409 million increased 3 percent from $395 million in the year-ago quarter. Adjusted segment expenses increased 10 percent.

•                  Interest credited to account values increased 9 percent to $42 million.

•                  Benefits, claims, losses and settlement expenses increased 8 percent to $222 million. Adjusted segment benefits, claims, losses and settlement expenses increased 13 percent, primarily due to higher average auto and home insurance policies in force.

•                  Amortization of DAC rose 9 percent to $47 million. Adjusted segment amortization of DAC grew 36 percent compared to the fourth quarter of 2004, including the impact of growth in auto and home insurance policies in force as well as growth in life insurance in force.

•                  Other expenses decreased 11 percent to $69 million. Adjusted other expenses were flat.

Variable universal life and universal life product revenues increased 3 percent compared to the year-ago quarter. Growth reflected an increase in management fees and other revenues driven by higher variable universal life sales and higher separate account balances, partially offset by a decline in net investment income.

Term and whole life product revenues increased 21 percent compared to the year-ago quarter, primarily reflecting higher premiums driven by higher sales and lower lapses.

Auto and home product revenues increased 17 percent compared to the year-ago quarter, reflecting increased premiums driven by increased policy counts and higher net investment income.

Disability income and other product revenues were down 31 percent compared to the year-ago quarter. Adjusted revenues were up 4 percent, reflecting increases related to disability income, primarily offset by revenue declines related to long-term care insurance, a closed book of business.

Corporate and Other and Eliminations Segment

Statements of Operations

Includes the impact of separation costs

(Dollars in millions, unaudited)

	Quarters Ended December 31,		Percent
	2005	2004	Inc/(Dec)
Revenues
Management, financial advice and service fees	$90	$55	60%
Distribution fees	66	42	55%
Net investment loss	(6)	(7)	10%
Premiums	(7)	—	—
Other revenues	23	15	58%
Total revenues	166	105	57%
Expenses
Compensation and benefits - field	100	82	20%
Interest credited to account values	—	—	—
Benefits, claims, losses, and settlement expenses	—	—	—
Amortization of deferred acquisition costs	(2)	—	—
Interest and debt expense	(3)	(4)	21%
Other expense	38	23	71%
Total expenses before separation costs	133	101	31%
Income before income tax provision and separation costs	33	4	#
Separation costs, pre-tax	125	—	—
Income/(loss) before income tax provision	$(92)	$4	#

# Variance of 100% or greater.

Percentage changes are calculated using amounts in thousands.

Corporate and Other and Eliminations Segment – Fourth Quarter 2005 Results

Loss before income tax provision was $92 million for fourth quarter 2005, compared to income of $4 million in the year-ago quarter. The Corporate and Other and Eliminations segment was not impacted by the results of AMEX Assurance. The year-over-year change was predominantly due to the inclusion of $125 million of pre-tax non-recurring separation costs.

Total fourth quarter 2005 revenues of $166 million increased 57 percent from $105 million in the year-ago quarter.

•                  Management, financial advice and service fees grew 60 percent to $90 million, primarily due to growth in management and advice fees at Securities America, Inc. (SAI). SAI.

•                  Distribution fees grew 55 percent to $66 million as a result of greater activity at SAI.

•                  Other revenues increased 58 percent to $23 million.

Total expenses of $258 million increased from $101 million in the year-ago quarter, primarily due to the inclusion of $125 million of non-recurring separation costs.

•                  Compensation and benefits – field rose 20 percent to $100 million reflecting higher commissions paid at SAI.

Definitions:

Allocated Equity - The internal allocation of consolidated shareholders’ equity, excluding accumulated other comprehensive income, to the Company’s operating segments for purposes of measuring segment return on allocated equity. Allocated equity does not reflect insurance company risk-based capital or other regulatory capital requirements applicable to the Company and certain of its subsidiaries.

AMEX Assurance - This company is a legal entity owned by IDS Property Casualty Company that offers travel and other card insurance to American Express customers. This business had historically been reported in the Travel Related Services segment of American Express’ GAAP financial statements. Under the separation agreement, 100 percent of this business was ceded to an American Express subsidiary in return for an arm’s length ceding fee. Ameriprise Financial expects to sell the legal entity of AMEX Assurance to American Express within two years after separation for a fixed price equal to the net book value of AMEX Assurance as of the separation date. See the Company’s Form 10 filed with the SEC.

Clients With a Financial Plan - The month-end number of active retail client groups with a financial plan divided by the number of active retail client groups serviced by branded employee and franchisee advisors and the Company’s client service organization.

Deferred Acquisition Costs (DAC) - These represent the costs of acquiring new insurance, annuity and mutual fund business, principally direct sales commissions and other distribution and underwriting costs that have been deferred on the sale of annuity, life and health insurance and, to a lesser extent, home and auto and certain mutual fund products.  These costs are deferred to the extent they are recoverable from future profits.

Fixed Charge Coverage - A ratio comprised of earnings divided by fixed charges with earnings defined as income before income tax provision, discontinued operations and accounting change plus interest and debt expense, interest portion of rental expense, amortization of capitalized interest and adjustments related to equity investees and minority interests in consolidated entities. Fixed charges are defined as interest and debt expense, interest portion of rental expense and capitalized interest.

Gross Dealer Concession - This is an internal measure, commonly used in the financial services industry, of the sales production of the advisor channel excluding SAI.

Mass Affluent - These are individuals with $100,000 to $1 million in investable assets. The Company tracks clients with $100,000 or more in assets with the Company as a proxy for mass affluent clients acquired.

Segments:

Asset Accumulation and Income Segment - In its Asset Accumulation and Income segment, the Company offers the Company’s own and other companies’ mutual funds, as well as the Company’s own annuities and other asset accumulation and income management products and services to retail clients through its advisor network. The Company also offers its annuity products through outside channels, such as banks and broker-dealer networks. This operating segment also serves institutional clients in the separately managed account, sub-advisory and 401(k) markets, among others. The

Company earns revenues in its Asset Accumulation and Income segment primarily through fees it receives on assets it manages, the net investment income it earns on assets on its balance sheet related to this segment and distribution fees it earns on sales of mutual funds and other products.

Protection Segment - In its Protection segment, the Company offers various life insurance, disability income and long-term care insurance products through its advisor network. It also offers personal auto and home insurance products on a direct basis to retail clients principally through its strategic marketing alliances. The Company earns revenue in this operating segment primarily through premiums and fees it receives to assume insurance-related risk and net investment income it earns on assets on its balance sheet related to this segment.

Corporate and Other and Eliminations Segment - In its Corporate and Other and Eliminations segment, the Company derives income from corporate level assets and unallocated corporate expenses, as well as the results of the Company’s subsidiary, Securities America Financial Corporation, which operates its own independent, separately branded distribution platform. Its more than 1,500 registered representatives as of December 31, 2005 are part of the Company’s nationwide network of more than 12,000 financial advisors and registered representatives. The Company also includes costs associated with the separation from American Express in this segment.

Total Clients - This is the sum of all individual, business and institutional clients.

Ameriprise Financial, Inc. is a leading financial planning and services company that provides solutions for clients’ asset accumulation, income management and insurance protection needs. Through a nationwide network of more than 10,000 financial advisors, Ameriprise Financial delivers tailored solutions to clients through a comprehensive and personalized financial planning approach built on a long-term relationship with a knowledgeable advisor. The Company specializes in meeting the retirement-related financial needs of the mass affluent. For more information about our services and providers, visit www.ameriprise.com.

Investments are not insured by the FDIC, are not deposits or obligations of or guaranteed by a financial institution, and involve investment risks, including possible loss of principal and may fluctuate in value.

You should consider the investment objectives, risks, charges and expenses of annuities and mutual funds carefully before investing. For a copy of a mutual fund or annuity prospectus, which contains this and other information, call (800) 297-FUND, TTY: (800) 846-4852. Read the prospectus carefully before you invest.

(more)

Contacts:

Investor Relations:	Media Relations:
Laura Gagnon	Paul Johnson
Ameriprise Financial	Ameriprise Financial
612.671.2080	612.671.0625
laura.c.gagnon@ampf.com	paul.w.johnson@ampf.com

Mary Baranowski
Ameriprise Financial
212.640.5174
mary.baranowski@ampf.com

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Consolidated Ameriprise Financial, Inc.

Full Year Income Statements Reconciled to Adjusted Earnings

	Reported Income for Years Ended December 31,		Percent	AMEX Assurance Years Ended December 31,		Adjusted Earnings for Years Ended December 31,		Percent
(Dollars in millions, unaudited)	2005	2004	Inc(Dec)	2005	2004	2005	2004	Inc(Dec)

Revenues
Management, financial advice and service fees	$2,578	$2,248	15%	$3	$4	$2,575	$2,244	15%
Distribution fees	1,150	1,101	4%	—	—	1,150	1,101	4%
Net investment income	2,241	2,137	5%	9	12	2,232	2,125	5%
Premiums	979	1,023	(4)%	127	245	852	778	10%
Other revenues	536	518	4%	(1)	(1)	537	519	4%
Total revenues	7,484	7,027	7%	138	260	7,346	6,767	9%
Expenses
Compensation and benefits:
Field	1,515	1,332	14%	37	2	1,478	1,330	11%
Non-field	1,135	956	19%	—	—	1,135	956	19%
Total compensation and benefits	2,650	2,288	16%	37	2	2,613	2,286	14%
Interest credited to account values	1,310	1,268	3%	—	—	1,310	1,268	3%
Benefits, claims, losses and settlement expenses	880	828	6%	(12)	42	892	786	13%
Amortization of deferred acquisition costs	431	437	(1)%	17	33	414	404	2%
Interest and debt expense	73	52	40%	—	—	73	52	40%
Other expenses	1,102	1,042	6%	14	30	1,088	1,012	8%
Total expenses before separation costs	6,446	5,915	9%	56	107	6,390	5,808	10%
Income before income tax provision, separation costs, discontinued operations and accounting change	1,038	1,112	(7)%	82	153	956	959	—
Income tax provision before tax benefit attributable to separation costs	289	287	1%	26	51	263	236	12%
Income before separation costs, discontinued operations and accounting change	749	825	(9)%	56	102	693	723	(4)%
Separation costs, after-tax*	191	—	—	—	—	191	—	—
Income before discontinued operations and accounting change	558	825	(32)%	56	102	502	723	(31)%
Discontinued operations, net of tax	16	40	(60)%	—	—	16	40	(60)%
Cumulative effect of accounting change, net of tax	—	(71)	#	—	—	—	(71)	#
Net income	$574	$794	(28)%	$56	$102	$518	$692	(25)%

Weighted average common shares outstanding (in millions):
Basic	247.1	246.2	—
Diluted	247.2	246.2	—

#                 Variance of 100% or greater.

*                 For this non-GAAP presentation of separation costs, after-tax is calculated using the statutory tax rate of 35%, adjusted in 4Q 2005 for permanent differences.

Percentage changes are calculated using amounts in thousands.

Asset Accumulation and Income Segment

Full Year Income Statements

(Dollars in millions, unaudited)

	Years Ended December 31,		Percent
	2005	2004	Inc/(Dec)
Revenues
Management, financial advice and service fees	$2,243	$1,986	13%
Distribution fees	797	784	2%
Net investment income	1,927	1,860	4%
Other revenues	57	46	24%
Total revenues	5,024	4,676	7%
Expenses
Compensation and benefits - field	983	891	10%
Interest credited to account values	1,166	1,125	4%
Benefits, claims, losses and settlement expenses	36	52	(31)%
Amortization of deferred acquisition costs	324	305	6%
Interest and debt expense	49	33	50%
Other expense	1,819	1,579	15%
Total expenses	4,377	3,985	10%
Income before income tax provision, discontinued operations and accounting change	$647	$691	(6)%

Percentage changes are calculated using amounts in thousands.

Protection Segment

Full Year Income Statements Reconciled to Adjusted Earnings

	Reported Income for Years Ended December 31,		Percent	AMEX Assurance Years Ended December 31,		Adjusted Earnings for Years Ended December 31,		Percent
(Dollars in millions, unaudited)	2005	2004	Inc(Dec)	2005	2004	2005	2004	Inc(Dec)
Revenues
Management, financial advice and service fees	$67	$58	15%	$3	$4	$64	$54	17%
Distribution fees	106	105	1%	—	—	106	105	1%
Net investment income	337	316	7%	9	12	328	304	8%
Premiums	1,001	1,023	(2)%	127	245	874	778	12%
Other revenues	435	421	4%	(1)	(1)	436	422	4%
Total revenues	1,946	1,923	1%	138	260	1,808	1,663	9%
Expenses
Compensation and benefits - field	126	90	41%	37	2	89	88	3%
Interest credited to account values	144	143	—	—	—	144	143	—
Benefits, claims, losses and settlement expenses	844	777	9%	(12)	42	856	735	17%
Amortization of deferred acquisition costs	108	132	(18)%	17	33	91	99	(8)%
Interest and debt expense	24	19	28%	—	—	24	19	28%
Other expense	280	274	1%	14	30	266	244	8%
Total expenses	1,526	1,435	6%	56	107	1,470	1,328	11%
Income before income tax provision and accounting change	$420	$488	(14)%	$82	$153	$338	$335	1%

Percentage changes are calculated using amounts in thousands.

Corporate and Other and Eliminations Segment

Full Year Statements of Operations

Includes the impact of separation costs

(Dollars in millions, unaudited)

	Years Ended December 31,		Percent
	2005	2004	Inc/(Dec)
Revenues
Management, financial advice and service fees	$268	$204	32%
Distribution fees	247	212	17%
Net investment loss	(23)	(39)	39%
Premiums	(22)	—	—
Other revenues	44	51	(16)%
Total revenues	514	428	20%
Expenses
Compensation and benefits - field	406	351	15%
Interest credited to account values	—	—	—
Benefits, claims, losses and settlement expenses	—	(1)	—
Amortization of deferred acquisition costs	(1)	—	—
Interest and debt expense	—	—	#
Other expense	138	145	(4)%
Total expenses before separation costs	543	495	10%
Loss before income tax benefit, separation costs and accounting change	(29)	(67)	57%
Separation costs, pre-tax	293	—	—
Loss before income tax benefit and accounting change	$(322)	$(67)	#

# Variance of 100% or greater.

Percentage changes are calculated using amounts in thousands.

Reconciliation Table: Selected Adjusted Consolidated Income Data to GAAP

(Dollars in millions, unaudited)

	Three Months Ended December 31, 2005
Line item in Reported non-GAAP presentation	Presented before separation cost impacts in Reported Financials	Difference Attributable to Separation Costs	GAAP Equivalent	GAAP Line Item

Total revenues (GAAP measure)	$1,869	$—	$1,869	Total revenues

Total expenses before separation costs	1,617	125	1,742	Total expenses

Income before income tax provision, separation costs and discontinued operations	252	(125)	127	Income before income tax provision and discontinued operations

Income tax provision before tax benefit attributable to separation costs*	59	(43)	16	Income tax provision

Income before separation costs and discontinued operations	193

Separation costs, after-tax*	82

Income before discontinued operations (GAAP measure)	$111		$111	Income before discontinued operations

*               For this Non-GAAP presentation of separation costs, after-tax is calculated using the statutory tax rate of 35%, adjusted in 4Q 2005 for permanent differences, as applied to the GAAP equivalent line item separation costs.

Reconciliation Table: Selected Adjusted Consolidated Income Data to GAAP

(Dollars in millions, unaudited)

	Twelve Months Ended December 31, 2005
Line item in Reported non-GAAP presentation	Presented before separation cost impacts in Reported Financials	Difference Attributable to Separation Costs	GAAP Equivalent	GAAP Line Item

Total revenues (GAAP measure)	$7,484	$—	$7,484	Total revenues

Total expenses before separation costs	6,446	293	6,739	Total expenses

Income before income tax provision, separation costs, discontinued operations and accounting change	1,038	(293)	745	Income before income tax provision, discontinued operations and accounting change

Income tax provision before tax benefit attributable to separation costs*	289	(102)	187	Income tax provision

Income before separation costs, discontinued operations and accounting change	749

Separation costs, after-tax*	191

Income before discontinued operations and accounting change (GAAP measure)	$558		$558	Income before discontinued operations and accounting change

*               For this Non-GAAP presentation of separation costs, after-tax is calculated using the statutory tax rate of 35%, adjusted in 4Q 2005 for permanent differences, as applied to the GAAP equivalent line item separation costs.

Return on Equity Calculation for the 12 months Ended December 31, 2005

(Dollars in millions, unaudited)

	ROE excluding Discontinued Operations (1)	Adjustments	Adjusted ROE (2)

Return	$558	$135	$693

Equity	$6,992	(168)	$6,824

Return on Equity	8.0%		10.2%

(1)          Return on equity calculated using the 12 month trailing income before discontinued operations and the cumulative effect of accounting change in the numerator and the average of stockholders’ equity before the assets and liabilities of discontinued operations as of the last day of the preceding four quarters and the current quarter in the denominator.

(2)          Adjusted return on equity calculated using adjusted earnings (income before discontinued operations excluding non-recurring separation costs, cumulative effect of accounting change, and AMEX Assurance) in the numerator, and equity excluding both the assets and liabilities of discontinued operations and equity allocated to expected non-recurring separation costs as of the last day of the preceding four quarters and the current quarter in the denominator.

Both return on equity calculations use the trailing twelve months’ return, and equity calculated using a five point average of quarter-end equity.

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